VERIDIUM EXECUTES AGREEMENT TO ACQUIRE GREENSHIFT'S CLEAN TECHNOLOGY
               INVESTMENTS AND ENVIRONMENTAL ENGINEERING COMPANY

               Company to Change Name to GS CleanTech Corporation

NEW YORK, N.Y., May 25, 2006 - Veridium Corporation (OTC Bulletin Board: VRDM) today announced its execution of agreements with GreenShift Corporation (OTC Bulletin Board: GSHF), Veridium's majority shareholder, to acquire the stock of GreenWorks Corporation and GS CleanTech Ventures, Inc.

GreenWorks Corporation owns an environmental engineering business that currently generates about $4.3 million in revenues with EBITDA margins in excess of 12%.

GS CleanTech Ventures owns about 3% of the equity of General Hydrogen Corporation, about 70% of the equity of General Ultrasonics Corporation, about 10% of the equity of Ovation Products Corporation, and about 25% of the equity of Aerogel Composite, Inc., with an aggregate fair market value of more than $2.5 million.

Pursuant to the acquisition agreements, Veridium agreed to assume about $1.9 million in debt issued by GreenShift and issue GreenShift preferred stock equal to 10% of Veridium's issued and outstanding capital stock in return for substantially all of the stock and assets of GreenWorks and GS CleanTech Ventures. GreenShift will own 80% of Veridium's issued and outstanding capital stock after completing this transaction.

Restructuring Plan

In October 2005, Veridium outlined three key goals: (1) the refinancing of Veridium's debt and reduction of Veridium's general and administrative expenses;
(2) the recapitalization of Veridium's environmental services division; and, (3) the acquisition of the clean technologies Veridium required to fulfill its new mission of bringing clean technologies and applied engineering expertise to the sources of industrial wastes.

Since then, Veridium has successfully refinanced most of its debt into equity, reduced overhead, and acquired a portfolio of clean technologies from GreenShift
- including Veridium's proprietary ethanol and agriproducts by-product recovery technologies.

Veridium's planned acquisition of GreenWorks is part of Veridium's plan to recapitalize its environmental services division. The acquisition agreements with GreenShift call for Veridium to consolidate its current environmental services division with GreenWorks upon closing. After completion of this transaction, Veridium's GreenWorks division is expected to have annualized revenues in excess of $20 million and in excess of 10% EBITDA margins.

Three Divisions

Veridium will change its name to GS CleanTech Corporation in conjunction with the closing of these transactions, which is scheduled for on or before June 30, 2006. After the closings, the company expects to grow through the following three divisions:

     o GS Industrial Design. This division is expected to grow through its provision of applied engineering and industrial design services based on clean technology and process innovations that enhance manufacturing efficiencies, improve resource utilization and minimize waste.

     o    GS  CleanTech  Ventures.  This  division is  expected to grow  through
          management  of  the  company's   currently-pending  and  future  clean
          technology investments.

     o GS EnviroServices. This division will grow organically through its continued provision of diversified environmental engineering and management services, including site remediation services, regulated materials and hazardous waste management services, and environmental engineering services. This division also intends to grow through the acquisition of strategically compatible environmental service companies.

About GreenWorks Corporation

GreenWorks is an environmental engineering services company that intends to acquire and consolidate a series of qualified engineering services companies during 2005. GreenWorks provides consulting, technical and engineering services to alleviate the environmental problems of its clients. GreenWorks' clients include Fortune 100 and other industrial companies, commercial firms, engineering and construction contractors, law firms, utilities, real estate developers and government entities.

About General Hydrogen Corporation

General Hydrogen is a leading developer of hydrogen fuel cell-based power systems for electric forklifts, industrial vehicles and other off-road equipment. General Hydrogen has right-sized fuel cell technology to a scale that enables their commercially viable today. Their business model is based on replacing lead-acid batteries in centralized industrial applications with high-performance power packs that contain a Ballard fuel cell. They capitalize effectively on existing plant infrastructure while creating a realizable economic return on an impressively short payback period for their clients. For more information see www.generalhydrogen.com.

About General Ultrasonics Corporation

General Ultrasonics Corporation is a development stage company that owns the exclusive rights to a proprietary new ultrasonic reformation process uses water, hydrocarbons and high intensity ultrasonic energies to synthesize clean burning fuels including hydrogen. The process was designed for low cost reformation of standard petroleum hydrocarbon products, but has the capability to produce hydrogen-rich gases, other synthetic gases and fuels, and other products from qualified carbon-based, hydrocarbon-based, and other liquids, solids and gases.

About Ovation Products Corporation

Ovation Products Corporation has developed and patented a unique water distillation appliance that addresses large, global markets for clean water and sanitation. It is estimated that 40 percent of the global population does not have access to proper sanitation and clean water. Ovation's appliance has been designed to distill contaminated water at a rate of 20 to 25 gallons per hour and at an energy cost of a fraction of a cent per gallon. The device is roughly the size of a fire hydrant and weighs just over 120 pounds. Ovation believes the appliance can be used to purify water from a wide range of contaminated sources that include aqueous-based industrial chemicals, septic tank fluids, grey water from showers, washing machines and dishwashers; and from typical drinking water sources including wells and cisterns. Ovation has been in development of the appliance for nearly 10 years and is currently entering field trial evaluations. For more information see www.ovationproducts.com.

About Aerogel Composite, Inc.

Aerogel Composite, Inc., has patented nanotechnology for the preparation of aerogel composites for a wide variety of applications. Aerogels are solid-state substances similar to gels but where the liquid phase is replaced with gas. Aerogels rank among the world's lowest density solids and have a remarkably high surface area and are very porous and light. Their microstructure and physical properties can be manipulated at the nanometer scale by selection of raw material and modification of manufacturing conditions. Aerogel products can be engineered to exhibit desired thermal, acoustic, mechanical and/or chemical properties. Aerogel materials can be produced as monoliths, thin-films, powders, or micro-spheres to respond to given application requirements. For more information see www.aerogelcomposite.com.

About Veridium Corporation

Veridium Corporation (OTC Bulletin Board: VRDM) is a publicly traded industrial waste recycling company and holds the rights to more than a dozen proprietary universal processing, water purification, emissions control and waste recycling technologies.

Veridium's business model is based on the engineering and marketing of technologies and processes that enhance manufacturing efficiencies, improve resource utilization and minimize waste. Veridium's mission is to deliver Natural Solutions(TM) based on an array of clean technologies and applied engineering expertise that reduce waste at the source and make it easier for people and businesses to recycle and reuse resources. Veridium plans to focus on the continued acquisition, development and marketing of benchmark clean technologies and products that accomplish the following key goals:

     o Reduce the volume of waste generated by residential and commercial consumers;

     o    Increase  the  convenience  and  decrease  the  cost of  recycling  by
          residential   and   commercial   consumers;   and,  o   Increase   the
          cost-efficiency of processing certain types of industrial wastes.

Veridium  is about 70% owned by  GreenShift  Corporation  (OTC  Bulletin  Board:
GSHF), whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformational environmental gains.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Veridium Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For more information, please contact:
Investor Relations
Veridium Corporation
Phone:   888-870-9197 - Extension 291
Fax:     646-792-2636
Email:   investorrelations@veridium.com
Web:     www.veridium.com